As filed with the Securities and Exchange Commission on March 4, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LANCER CORPORATION

(Exact name of registrant as specified in its charter)

Texas	74-1591073
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
6655 Lancer Boulevard San Antonio, Texas 78219
(Address, Including Zip Code, of Principal Executive Offices)

LANCER CORPORATION STOCK OPTION PLAN OF 2002

 (Full Title of the Plan)

Stonewall J. Fisher, III, Esq.

Vice President and General Counsel

6655 Lancer Boulevard

San Antonio, Texas 78219

(210) 310-7000

 (Name and Address, including zip code

and telephone number, of Agent for Service)

Copies to:

Alan Schoenbaum

Akin Gump Strauss Hauer & Feld LLP

300 Convent Street, Suite 1500

San Antonio, Texas 78205

(210) 281-7000

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock $.01 par value	25,800 shares	$9.00	$232,200.00	$27.33
	16,000 shares	$6.72	$107,500.00	$12.65
	95,000 shares	$11.40	$1,083,000.00	$127.47
	63,200 shares	$15.375	$971,700.00	$114.37
Total	200,000 shares			$281.82

(1)           Issuable upon the exercise of options available for grant under the Lancer Corporation Stock Option Plan of 2002. The number of shares of common stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

 (2)          Pursuant to Rule 457, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been calculated (a) with respect to 136,8000 shares, on the basis of the exercise price of options previously granted, and (b) with respect to 63,200 shares, on the basis of $15.375, the average of the high and low prices of the Lancer common stock as reported on the American Stock Exchange on March 1, 2005.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

We are Lancer Corporation, a Texas corporation. This registration statement covers 200,000 shares of our common stock, par value $0.01 per share, that may become issuable under our Stock Option Plan of 2002.

We will provide without charge to each participant in our Stock Option Plan of 2002, upon that participant’s written or oral request, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any and all documents incorporated by reference pursuant to Item 3.

Item 3.    Incorporation of Documents by Reference

                The following documents filed by Lancer Corporation (File No. 001-09998) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a)                                  Our Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Commission on July 1, 2004;

(b)                                 Our Proxy Statement on Schedule 14A, as filed with the Commission on August 4, 2004;

(c)                                  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, as filed with the Commission on May 14, 2004;

(d)                                 Our Amendment Number One to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, as filed with the Commission on July 1, 2004;

(e)                                Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 as filed with the Commission on August 13, 2004;

(f)                                    Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 as filed with the Commission on November 12, 2004;

(g)                               Our Current Report on Form 8-K, as filed with the Commission on August 12, 2004;

(h)                                 Our Current Report on Form 8-K, as filed with the Commission on August 27, 2004;

(i)                                     Our Current Report on Form 8-K, as filed with the Commission on September 7, 2004;

(h)                                 Our Current Report on Form 8-K filed on September 13, 2004;

(i)                                     Our Current Report on Form 8-K filed on September 17, 2004;

(j)                                     Our Current Report on Form 8-K filed on November 5, 2004;

(k)                                  Our Current Report on Form 8-K filed on November 24, 2004;

(l)                                     Our Current Report on Form 8-K filed on November 30, 2004;

(m)                               Our Current Report on Form 8-K filed on December 2, 2004;

(n)                                 Our Current Report on Form 8-K filed on December 22, 2004;

(o)                                 Our Current Report on Form 8-K filed on February 1, 2005; and

(p)                                 The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A relating to our common stock filed pursuant to Section 12(g) of the Exchange Act on September 16, 1985.

                All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities covered by this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part of this Registration Statement from the respective date of filing of each such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities

                Not applicable.

Item 5.    Interests of Named Experts and Counsel

                Not applicable.

Item 6.    Indemnification of Directors and Officers

Pursuant to Article 2.02 1 of the Texas Business Corporation Act (the “Act”) and subject to the procedures and limitations therein, our company may indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding because he or she is or was a director or officer, against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys’ fees) which are incurred by that person in connection with the proceeding. Such indemnification is permissible only if it is determined the person (i) conducted himself or herself in good faith, (ii) reasonably believed, in the case of conduct in his or her official capacity as a director of the corporation, that his or her conduct was in our best interests, and in all other cases, that his or her conduct was not opposed to our best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. If a director or officer is made a named defendant or respondent in a proceeding because he or she is or was a director or officer, and if that person has been wholly successful, on the merits or otherwise, in the defense of the proceeding, then Article 2.02 1 requires us to indemnify him or her against reasonable expenses (including court costs and attorneys’ fees) incurred by him or her in connection with the proceeding.

The Act provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. Our Bylaws provide for the indemnification by the company of its directors and officers to the fullest extent permitted by the Act. In addition, as permitted by Article 1302 7.06 of the Texas Miscellaneous Corporation Laws Act, we have provided in our Articles of Incorporation that our directors shall not be liable to us or our shareholders for monetary damages for an act or omission in a director’s capacity as our director.

We have also entered into indemnification agreements with certain of our independent directors. The indemnification agreements provide that we shall indemnify these certain directors against certain liabilities (including settlements) and expenses (including attorney’s fees) actually and reasonably incurred by them in connection with any threatened or pending legal actions, proceedings or investigations to which any of them is, or is threatened to be, made a party by reason of his or her status as our director, officer or agent, to the fullest extent provided under the Act.

Item 7.    Exemption from Registration Claimed

                Not applicable.

Item 8.    Exhibits

Exhibit No.	Description of Exhibit
4.1

Lancer Corporation Stock Option Plan of 2002 (This exhibit is incorporated by reference to the Registrant’s Form 10-K for the year ended December 31, 2002, filed with the Commission on March 27, 2003).

*5.1	Opinion and Consent of Akin Gump Strauss Hauer & Feld LLP.
*23.1	Consent of BDO Seidman, LLP.
*23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included in its opinion filed as Exhibit 5 to this Registration Statement).
*24.1	Power of Attorney from the Board of Directors of Lancer Corporation (contained on signature page)

* filed herewith

Item 9.    Undertakings

                (a)           The undersigned Registrant hereby undertakes:

                (1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                (2)           That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c)           Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the TBCA, the Registrant’s Articles of Incorporation or the Registrant’s Bylaws, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) as asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against the public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

                Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on February 23, 2005.

LANCER CORPORATION

By:	/s/ Christopher D. Hughes
Christopher D. Hughes, Chief Executive Officer

POWER OF ATTORNEY

                KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark L. Freitas, with full power to act, his true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in all capacities, to sign any and all amendments (including, without limitation, post effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney in fact and agent or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 23rd day of February, 2005.

Signature	Title

/s/ Christopher D. Hughes	President and Chief Executive Officer (Principal Executive Officer)
Christopher D. Hughes

/s/ Mark L. Freitas	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Mark L. Freitas

/s/ Harold R. Schmitz	Chairman of the Board and Director
Harold R. Schmitz

/s/ Richard C. Osborne	Director
Richard C. Osborne

/s/ Alfred A. Schroeder	Director
Alfred A. Schroeder

/s/ George F. Schroeder	Director
George F. Schroeder

/s/ Brain C. Flynn, Jr.	Director
Brain C. Flynn, Jr.

/s/ James F. Gallivan, Jr.	Director
James F. Gallivan, Jr.

/s/ Norborne P. Cole, Jr.	Director
Norborne P. Cole, Jr.

/s/ Olivia F. Kirtley	Director
Olivia F. Kirtley

INDEX TO EXHIBITS

Exhibit No	Description of Exhibit
4.1

Lancer Corporation Stock Option Plan of 2002 (This exhibit is incorporated by reference to the Registrant’s Form 10-K for the year ended December 31, 2002, filed with the Commission on March 27, 2003).

*5.1	Opinion and Consent of Akin Gump Strauss Hauer & Feld LLP.

*23.1	Consent of BDO Seidman, LLP.

*23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included in its opinion filed as Exhibit 5 to this Registration Statement).

*24.1	Power of Attorney from the Board of Directors of Lancer Corporation (contained on signature page)

* filed herewith